--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under sec.240.14a-12

                           Allegheny Bancshares, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           ALLEGHENY BANCSHARES, INC.
                              300 NORTH MAIN STREET
                                  P.O. BOX 487
                          FRANKLIN, WEST VIRGINIA 26807
                                 (304) 358-2311

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 16, 2007

     The Annual Meeting of Shareholders of Allegheny Bancshares, Inc. ("Allegheny") will be held on Monday, April 16, 2007, at the Community Center, Franklin, West Virginia, at 12:00 p.m., local time (lunch will be provided), for the following purposes:

     1.   To elect three directors to serve terms of three years each;

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders who are holders of record on March 16, 2007 may vote at the meeting.

                                        By Order of the Board of Directors,


                                        ----------------------------------------
                                        William A. Loving, Jr., CLBB
                                        Executive Vice President and Chief
                                        Executive Officer

Franklin, West Virginia
March 27, 2007

PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY. YOU MAY REVOKE YOUR PROXY BEFORE IT IS VOTED AT THE MEETING.

                                TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------
  VOTING PROCEDURES AND REVOKING YOUR PROXY..........................       1
     VOTING FOR DIRECTORS............................................       2
     REVOKING YOUR PROXY.............................................       2

* ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD).......................       2
     MEMBERS OF THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND
     MANAGEMENT NOMINEES TO ALLEGHENY'S BOARD........................       3
     BOARD INFORMATION...............................................       4
        Attendance at Meetings.......................................       4
        Number of Meetings...........................................       4
        Board Committees.............................................       5
        Certain Transactions With Directors and Officers and Their
        Associates...................................................       9
        Compensation Committee.......................................       9
     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.........      10
     EXECUTIVE COMPENSATION AND OTHER INFORMATION....................      10
        Compensation Discussion and Analysis.........................      10
        Summary of Compensation......................................      12
        Employment and Change in Control Agreements..................      13
        Director Compensation........................................      14
        Security Ownership of Certain Beneficial Owners and
        Management...................................................      15

  AUDITORS...........................................................      16

  ANNUAL REPORT ON FORM 10K..........................................      17

  SHAREHOLDER COMMUNICATION WITH THE BOARD...........................      17

  OTHER INFORMATION..................................................      17

  SHAREHOLDER PROPOSALS FOR 2008.....................................      18

*    MATTERS TO BE VOTED UPON.

                           ALLEGHENY BANCSHARES, INC.
                              300 NORTH MAIN STREET
                                  P.O. BOX 487
                          FRANKLIN, WEST VIRGINIA 26807
                                 (304) 358-2311

                                 PROXY STATEMENT

     Allegheny Bancshares, Inc.'s ("Allegheny") board of directors is soliciting proxies to vote Allegheny's shares at the 2007 Annual Meeting of Shareholders. Shareholders will meet at 12:00 p.m. on Monday, April 16, 2007, for the purposes stated in the accompanying Notice of Annual Meeting. On or about March 27, 2007, Allegheny began mailing this proxy statement to shareholders of record as of March 16, 2007. Shareholders as of March 16, 2007, may vote at the meeting.

     Please read this proxy statement carefully. You will find more information about Allegheny and Pendleton Community Bank ("the bank") in our enclosed 2006 Annual Report to Shareholders and in the public documents we file with the Securities and Exchange Commission.

     Allegheny will pay for the cost of preparing, assembling, printing and mailing of the proxy material and for the board of directors' solicitation of proxies, and employees of the bank may follow up on this written solicitation by telephone or other methods of communication. Directors, officers and employees of the bank may solicit proxies personally, by telephone, telegraph and telecopier. We will arrange with custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock, and upon request, Allegheny will reimburse them for reasonable forwarding expenses.

     As of February 1, 2007, the company had 2,000,000 authorized shares of common stock with 884,711 shares issued and outstanding.

                    VOTING PROCEDURES AND REVOKING YOUR PROXY

     If you complete, sign and return the enclosed proxy card, the persons named in the proxy card will vote your shares as you direct. If you sign and return the proxy card without indicating how you want to vote, the proxies will vote your shares "FOR" the election of the three nominees as directors. A quorum for the meeting is present if at least a majority of the outstanding shares is present in person or by proxy. Votes withheld and abstentions will count in determining the presence of a quorum for the particular matter. Those who fail to return a proxy or attend the meeting will not count towards determining a quorum.

VOTING FOR DIRECTORS

     Allegheny's articles of incorporation provide for a classified board of directors. There are three classes with each being elected for a three-year term. There are presently 9 directors on the board, three of whom are nominees for election at the 2007 Annual Meeting. Two of the nominees are non-employee directors.

     Directors are elected by a plurality of the shares voted. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

     The table on pages 3 and 4 of this proxy statement contains background information on each director nominee.

REVOKING YOUR PROXY

     You may revoke your proxy before it is voted at the Annual Meeting by:

          -    Notifying the bank in person;

          -    Giving written notice to the bank;

          -    Submitting to the bank a subsequently dated proxy; or

          - Attending the meeting and withdrawing the proxy before it is voted.

                              ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     Allegheny's bylaws provide that the board of directors can set the number of directors but also provide that the board of directors must have no less than three nor more than 25 directors. The board of directors has set the number of directors to serve in 2007 at nine, which means that three directors will be elected at the 2007 Annual Meeting and will serve a term expiring at the 2010 Annual Meeting or until a successor is selected.

MEMBERS OF THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND MANAGEMENT NOMINEES TO ALLEGHENY'S BOARD

                                                               TERM      PRINCIPAL OCCUPATION
NAME                     AGE     POSITION WITH ALLEGHENY     EXPIRES      FOR PAST FIVE YEARS
----                     ---   ---------------------------   -------   -------------------------
Thomas J. Bowman          82   Director of Allegheny Since     2009    Owner of Earnest Bowman &
                               2002; Director of Pendleton             Brother and Self-Employed
                               Community Bank Since 1969               Farmer

Roger D. Champ            61   Director of Allegheny Since     2008    Self-Employed  Contractor
                               2002; Director of Pendleton
                               Community Bank Since 1994

John E. Glover            64   Director of Allegheny Since     2009    Self-Employed Dentist
                               2002; Director of Pendleton
                               Community Bank Since 1999

Carole H. Hartman         60   Director of Allegheny Since     2008    Owner of Pendleton County
                               2002; Director of Pendleton             Insurance Agency,
                               Community Bank Since 1990;              Self-Employed Farmer
                               Secretary of the Bank Board

**John D. Heavner         70   Director of Allegheny Since             Self-Employed Farmer
                               2002; Director of Pendleton
                               Community Bank Since 1972

*Richard W. Homan         84   Director of Allegheny since     2007    Banker
                               2002; Director of Pendleton
                               Community Bank Since 1952;
                               President of Bank and CEO
                               Prior to October 16, 2000

William A. Loving, Jr.    51   Director of Allegheny Since     2008    Banker
                               2002; Executive Vice
                               President and CEO of
                               Pendleton Community Bank
                               Since 2000; Executive Vice
                               President and CEO of
                               Allegheny Since 2002

***William McCoy, Jr.     85   Director of Allegheny Since             Owner of Pendleton Times,
                               2002; Director of Pendleton             Attorney
                               Community Bank Since 1954

*    Management Nominee

**   Appointed Director Emeritus on February 2, 2006.

***  Appointed Director Emeritus on April 10, 2006.

                                                               TERM      PRINCIPAL OCCUPATION
NAME                     AGE     POSITION WITH ALLEGHENY     EXPIRES      FOR PAST FIVE YEARS
----                     ---   ---------------------------   -------   -------------------------
*Jerry D. Moore           54   Director of Allegheny Since     2007    Prosecuting Attorney
                               2002; Director of Pendleton
                               Community Bank Since 1987

Richard C. Phares         78   Director of Allegheny Since     2009    Owner of R.C. Phares
                               2002; Director of Pendleton             Store, Self-Employed Farmer
                               Community Bank Since 1969

*Dolan Irvine             59   Director of Allegheny Since     2007    Assessor, Appraiser
                               2003; Director of Pendleton             Pocahontas County
                               Community Bank Since 2003               Self-Employed Farmer

L. Kirk Billingsley       46   Chief Financial Officer of      --      Branch Manager, Chief
                               Pendleton Community Bank                Financial Officer
                               and Allegheny                           Blue Grass Valley Bank

*    Management Nominee

BOARD INFORMATION

     While there is no such requirement, the board of directors of Pendleton Community Bank and Allegheny are, and have at all times been, identical.

     The directors that meet the NASDAQ Director Independence standards are:
Thomas J. Bowman, Roger D. Champ, John E. Glover, Carole H. Hartman, John D. Heavner, William McCoy, Jr, Jerry D. Moore, Richard C. Phares, and Dolan Irvine.

ATTENDANCE AT MEETINGS

     In order to fulfill their primary responsibilities, directors of the company are expected to attend the annual meeting of shareholders and all Board meetings and all meetings on committees on which they serve. During 2006, all of the directors, except for those designated as Director Emeritus, attended at least 75% of all meetings of the boards of Allegheny and the bank and all committees of the boards on which they served. All of the directors of the company attended the 2006 annual meeting of shareholders except John Heavner, Director Emeritus.

NUMBER OF MEETINGS

     The board of directors of Allegheny met 15 times in 2006. The board of directors of the bank met for 51 regular weekly meetings in 2006. Special meetings are held from time to time as required. During 2007, the bank board has held five regular meetings.

BOARD COMMITTEES

     NOMINATING COMMITTEE - The board of directors has not established formal nominating or compensation committees as the entire board serves in these capacities. The board of directors of Allegheny does not maintain a separate nominating committee, nor does it have a nominating committee charter, because the board of directors is relatively small and vacancies are rare. Because the full board of directors serves the function of the nominating committee, not all directors are independent.

     The board of directors believes that candidates for director should have certain minimum qualifications, including:

          -    Directors should be of the highest ethical character.

          - Directors should have excellent personal and professional reputations in Allegheny's market area.

          -    Directors should be accomplished in their professions or careers.

          - Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

          - Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.

          - Directors must be willing and able to expend the time to attend meetings of the board of directors of Allegheny and the bank and to serve on board committees.

          - The board of directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of Allegheny.

          - Because the directors of Allegheny also serve as directors of the bank, a majority of directors must be residents of West Virginia, as required by state banking law.

          - Directors must be acceptable to Allegheny's and the bank's regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the board of directors or participating in the affairs of a financial institution.

          - Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law and the bylaws of the bank.

          -    Directors must be at least 21 years of age.

     The board of directors of Allegheny reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

     The process of the board of directors for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the board of directors considers the directors' overall service to Allegheny during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and Allegheny and the bank. The board of directors also reviews the payment history of loans, if any, made to such directors by the bank to ensure that the directors are not chronically delinquent and in default. The board considers whether any transactions between the directors and the bank have been criticized by any banking regulatory agency or the bank's external auditors and whether corrective action, if required, has been taken and was sufficient. The board of directors also confirms that such directors remain eligible to serve on the board of directors of a financial institution under federal and state law. For new director candidates, the board of directors uses its network of contacts in Allegheny's market area to compile a list of potential candidates. The board of directors then meets to discuss each candidate and whether he or she meets the criteria set forth above. The board of directors then discusses each candidate's qualifications and chooses a candidate by majority vote.

     The board of directors will consider director candidates recommended by stockholders, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders. In addition, the procedures set forth below are followed by stockholders for submitting nominations. The board of directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

     Allegheny's bylaws provide that nominations for election to the board of directors, other than those made by or on behalf of Allegheny's existing management, must be made by a shareholder in writing delivered or mailed to the CEO not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the CEO not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

          -    Name and address of proposed nominee(s);

          -    Principal occupation of nominee(s);

          -    Total shares to be voted for each nominee;

          -    Name and address of notifying shareholder; and

          -    Number of shares owned by notifying shareholder.

     Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the meeting are incumbent directors. No shareholder recommendations or nominations have been made.

     AUDIT COMMITTEE - The joint audit committee of Allegheny and the bank was formed in January, 2002, and is composed of the following non-management directors: Dr. John Glover, Roger Champ, and T.J. Bowman. Members of this committee are independent. The functions performed by the committee are set forth in the "Report of the Audit Committee," included in this proxy statement. The audit committee of the bank is governed by a written charter approved by the board of directors of the bank and by Allegheny in April 2006.

     It is difficult for a community bank to find a single individual that has every one of the Securities and Exchange Commission's qualifications of an audit committee financial expert; Allegheny believes that having only one individual with financial expertise designation would cause the remaining members to believe that their oversight responsibility had been diminished. Allegheny believes that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the committee. As such, the board does not believe that it is necessary to actively search for an outside person to serve on the board to qualify as an audit committee financial expert. The committee has authority to engage legal counsel, other experts or consultants as it deems appropriate to carry out its responsibilities. The audit committee is responsible for the appointment, replacement, compensation and oversight of the independent auditor engaged to prepare or issue audit reports on our financial statements. As a result, Allegheny has not designated one individual as an "audit committee financial expert."

     REPORT OF THE AUDIT COMMITTEE - The audit committee oversees the financial reporting process of Allegheny and the bank on behalf of the board of directors. The audit committee relies on the expertise and knowledge of management, its internal auditors and the independent auditors in carrying out its oversight responsibilities. The specific responsibilities in carrying out the audit committee's oversight role are set forth in the company's audit committee charter. This charter is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity and disclosures in the financial statements.

     The committee reviewed with Elliott Davis, LLC, the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the bank's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management, Allegheny and the bank, including the matters in the written disclosures required by the independent standards board and considered the compatibility of non-audit services with the auditors' independence.

     The audit committee has discussed with Elliott Davis, LLC, the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Accounting Standards), as amended. The audit committee has also received the written disclosures and the letter from Elliott Davis, LLC relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Elliott Davis, LLC, that firm's independence from the company. The audit committee has also considered whether the provision of non-audit related services by Elliott Davis, LLC, is compatible with maintaining that firm's independence and determined that the independence of Elliott Davis, LLC, has not been impaired.

     The committee discussed with Allegheny's internal and independent auditors the overall scope and plans for their respective audits. The committee met with the internal and independent auditors, with and without management present, and discussed the results of their examinations, their evaluation of the company's internal controls, and the overall quality of the company's financial reporting. The committee held seven meetings in 2006.

     In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

     Based upon the review and discussions referred to above, the board of directors recommends that the audited financial statements for the year ended December 31, 2006, be included in the bank's Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

                                        Respectfully Submitted,
February 22, 2007                       Dr. John Glover
                                        Roger Champ
                                        T.J. Bowman

     This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless the bank specifically incorporates this report by reference. They will not otherwise be filed under such Acts.

CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS AND THEIR ASSOCIATES

     The bank has had and intends to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of Allegheny and the bank and their associates. Total loans outstanding from the bank at December 31, 2006, to the bank's and Allegheny's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more totaled $478,243, or approximately 1.87% of the bank's total equity capital. These extensions of credit are made at the same terms and conditions of other non-director borrowings. They do not involve more than the normal risk of collectibility or present other unfavorable features.

     The bank purchases property insurance coverage from Pendleton County Insurance Agency of which Director Hartman is an owner. The terms of and premiums for this insurance are as favorable to the bank as they would have been with third parties not otherwise affiliated with the bank.

COMPENSATION COMMITTEE

     The full board of directors serves as the compensation committee to establish compensation policies, plans and programs. The compensation committee meets at least annually, and otherwise when necessary, with the chief executive officer to review and approve the compensation programs for executives. CEO Loving does not participate in discussions or determinations concerning his compensation. In determining the salary budget for 2007, and in fixing levels of executive compensation, the committee considered:

          - The bank's performance relative to its long-range goals and its peers; and

          -    The relative individual performances of each executive.

     The compensation committee has determined that the bank's compensation is competitive with peer banks in its geographical area.

COMPENSATION COMMITTEE REPORT

     The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review, the compensation committee recommended that the Compensation Discussion and Analysis be included in the company's Annual Report on Form 10-K and proxy statement.

               Thomas J. Bowman    Dolan Irvine
               Roger D. Champ      Jerry D. Moore
               John E. Glover      Richard C. Phares
               Carole H. Hartman   William A. Loving, Jr.
               Richard W. Homan

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Allegheny's directors and executive officers, and persons who own more than 10% of the registered class of the bank's equity securities, to make stock ownership and transaction filings with the Securities and Exchange Commission and to provide copies to Allegheny. Based solely on a review of the reports furnished to Allegheny and written statements that no other reports were required, all
Section 16(a) filing requirements applicable to its officers and directors were met. Allegheny is required to report late filings.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

     The company's compensation program was established to accomplish three main objectives:

          - To hire and motivate highly capable and well-qualified executives;

          - To focus executives' efforts on increasing long-term shareholder value; and

          - To reward executives at levels which are competitive with the marketplace for similar positions and consistent with the performance of each executive and of Allegheny.

     Executive compensation consists of a salary and a non-equity incentive compensation plan (formerly reported as the bonus plan).

     Salaries are based on the Committee's evaluation of individual job performance and an assessment of the salaries and incentive compensation mix paid by the Company's Peer group to executive officers holding equivalent positions. Salary surveys from the West Virginia Bankers Association, the Independent Community Bankers Association, and the American Bankers Association, and bank's in the same geographical area and with asset sizes ranging from $100 million to $499 million were used to compile the Company's Peer group information. Based on 2005 data, the Peer Group total salaries and incentive compensation for Chief Executive Officers ranged from an average low of $129,000 to an average high of $255,000 and the compensation for Chief Financial Officers ranged from an average low of $76,000 to an average high of $122,000. For 2006, the total salaries and incentive compensation of the Chief Executive Officer and Chief Financial Officer fell within the median range of total compensation paid by the Peer Group.

     The purpose of the Company's non-equity incentive compensation plan is to motivate and reward employees for their contributions to the company's performance. The Committee adopts the plan annually to set the performance levels based primarily on the annual financial plan. Each employee's non-equity compensation is calculated using a formula based on company financial performance factors and their annual performance evaluation and based on the position held by the employee and their annual salary.

     The non-equity incentive plan compensation for the Chief Executive Officer is calculated using a formula established by Allegheny and the bank, based on the weighted average of nine factors. The factors include earnings per share, return on equity, return on assets, loan growth, deposit growth, efficiency ratio, loan delinquency ratio, and the rate of net charge-offs of loans and the performance evaluation of the board of directors. Various weights rating from 5 percent to 30 percent are assigned to these factors in determining the incentive compensation. Of these various weights, a minimum, mid, and maximum range for each factor was set with the mid range equaling the annual financial budget. The incentive compensation template for the Chief Executive Officer for 2006 can be illustrated in the following chart.

                       WEIGHTING      MINIMUM       MID     MAXIMUM
                       ---------   ------------   -------   -------
Earnings Per Share         30%             2.55      2.70      2.75
Return on Equity (%)       20%             8.90%     9.27%     9.55%
Return on Assets (%)       10%             1.29%     1.34%     1.39%
Loan Growth                10%             9.40%    10.09%    10.70%
Deposit Growth             10%             5.50%     7.13%     8.50%
Efficiency Ratio            5%            58.71%    58.21%    57.71%
Deliquency Ratio            5%             3.50%     2.50%     2.00%
Net Charge Off Rate         5%             0.12%     0.10%     0.08%
Board Evaluation            5%     Satisfactory   Average    Above
                          ---                               Average
                          100%
                          ===

                                      MINIMUM       MID     MAXIMUM
                                   ------------   -------   -------
Earnings Per Share         30%           33%         66%        100%
Return on Equity (%)       20%           33%         66%        100%
Return on Assets (%)       10%           33%         66%        100%
Loan Growth                10%           33%         66%        100%
Deposit Growth             10%           33%         66%        100%
Efficiency Ratio            5%           33%         66%        100%
Deliquency Ratio            5%           33%         66%        100%
Net Charge Off Rate         5%           33%         66%        100%
Board Evaluation            5%           33%         66%        100%
                          ---         -----       -----       -----
TOTAL                     100%           33%         66%        100%
                          ===         =====       =====       =====

     The incentive compensation range for the Chief Executive Officer for fiscal year ended 2006 was zero to 20 percent of his base salary of $172,500. The compensation committee, after considering and applying the foregoing formula, determined Mr. Loving's non-equity incentive compensation to be $20,545 which is 11.91%. CEO Loving does not participate in discussions or determinations concerning his compensation.

     The factors used to calculate the Chief Financial Officer's non-equity incentive plan compensation includes earnings per share, return on assets, efficiency ratio, loan growth, deposit growth and the performance evaluation of the Chief Executive Officer. Various weights rating from 10 percent to 30 percent are assigned to these factors in determining the incentive compensation.

                       WEIGHTING      MINIMUM       MID     MAXIMUM
                       ---------   ------------   -------   -------
Earnings Per Share         30%             2.55       2.7      2.75
Return on Assets (%)       10%             1.29%     1.34%     1.39%
Efficiency Ratio           15%            58.71%    58.21%    57.71%
Loan Growth                10%             9.40%    10.09%    10.70%
Deposit Growth             10%             5.50%     7.13%     8.50%
Annual Evaluation          25%     Satisfactory   Average    Above
                          100%                              Average

                                      MINIMUM       MID     MAXIMUM
                                   ------------   -------   -------
Earnings Per Share         30%               33%       66%      100%
Return on Assets (%)       10%               33%       66%      100%
Efficiency Ratio           15%               33%       66%      100%
Loan Growth-Branch         10%               33%       66%      100%
Deposit Growth             10%               33%       66%      100%
Annual Evaluation          25%               33%       66%      100%
TOTAL                     100%               33%       66%      100%

     The incentive compensation range for the Chief Financial Officer for fiscal year ended 2006 was zero to 15 percent of his base salary of $78,300. The compensation committee, after considering and applying the foregoing formula, determined Mr. Billingsley's non-equity incentive compensation to be $7,006 which is 8.95%.

     The Company also maintains a 401(k) plan that generally covers all employees who have completed one year of service. Company contributions to the plan include a matching contribution and a nonelective safe harbor contribution. All contributions are fully vested. The payment of benefits to participants is made at death, disability, termination or retirement.

     The Company does not maintain any form of stock option, stock appreciation rights, or other long-term compensation plans.

SUMMARY OF COMPENSATION

     Allegheny's officers did not receive compensation as such during 2006. The table below reflects information concerning the annual compensation for services in all capacities to the bank for the Chief Executive Officer and the Chief Financial Officer. The total annual compensation for all other employees is less than $100,000 and therefore not reported.

                           SUMMARY COMPENSATION TABLE

                                                      NON-EQUITY
                                                   INCENTIVE PLAN      ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR    SALARY    COMPENSATION(1)   COMPENSATION     TOTAL
  ---------------------------    ----   --------   ---------------   ------------   --------
William A. Loving, Jr.,
Executive Vice President
and Chief Executive Officer      2006   $172,500       $20,545        $36,926(2)    $229,971
L. Kirk Billingsley, Chief
Financial Officer                2006   $ 78,300       $ 7,006        $ 2,612(3)    $ 87,918

(1)  Paid in 2007, formerly reported as bonus.

(2) Includes services as a member of the board of directors of $20,545, company contributions to 401k plan of $11,709, the cost of group-term life insurance coverage over $50,000 totaling $552, and the personal use of an automobile valued at $2,585.

(3) Includes company contributions to 401k plan of $2,349 and the cost of group-term life insurance coverage over $50,000 totaling $263.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     The bank entered into a three-year employment agreement with William A. Loving, Jr. effective September 30, 2003, in which Mr. Loving agreed to serve as the bank's chief executive officer. This agreement is automatically renewable for additional three-year terms, unless terminated earlier or unless one of the parties elects not to renew the agreement at least 90 days prior to the end of the term. Under the employment agreement, the bank may terminate Mr. Loving's employment prior to the expiration of the term of employment with or without cause; provided, however, in the event the bank terminates his employment without cause (as defined in the employment agreement), he will be entitled to severance equal to the sum of his base annual compensation for the greater of
(i) the remainder of the term of the employment agreement (had it not been terminated) or (ii) 12 months. Under the employment agreement, Mr. Loving is entitled to annual compensation of $125,000, which may be adjusted upward by the board of directors of the bank, plus any bonus resulting from any subsequently adopted bonus plan. The employment agreement also contains a provision regarding non-competition, which effectively restricts Mr. Loving's ability to work in a similar capacity within the Counties of Pendleton, Grant and Hardy, West Virginia, for a period of two years following termination of employment with the bank.

     At the same time as the execution of the employment agreement by the bank and Mr. Loving, the parties also entered into an executive severance agreement effective for a period ending on December 31, 2003 (but subject to annual renewals thereafter unless either party objects). This agreement provides that upon a change in control (as defined in the agreement) and for a period of two years thereafter, if Mr. Loving's employment is terminated involuntarily by the bank (or its successor) without cause, Mr. Loving shall be entitled to a severance payment in the amount equal to 2 1/2 times his annual base salary (in effect at termination of employment or change in control, whichever is greater), plus benefits. In addition, the bank, or its successor, shall be obligated to provide Mr. Loving health insurance coverage comparable to that received immediately prior to termination of employment.

DIRECTOR COMPENSATION

     In 2006 each director received an annual retainer fee of $3,600 with the exception of the secretary of the board, who received $4,000, and Mr. Heavner, Director Emeritus, who received $1,800. Directors received $350 for each board meeting, $250 for each board committee meeting, and $40 for each appraisal committee meeting of the bank that they attended. Directors do not receive fees for meetings of Allegheny's board.

                           DIRECTOR COMPENSATION TABLE

NAME                 FEES EARNED OR PAID IN CASH    TOTAL
----                 ---------------------------    -----
Thomas J. Bowman               $19,390             $19,390
Roger D. Champ                 $21,660             $21,660
John E. Glover                 $21,520             $21,520
Carole E. Hartman              $25,640             $25,640
John D. Heavner                $ 2,400             $ 2,400
Richard W. Homan               $16,450             $16,450
William McCoy, Jr.             $ 3,950             $ 3,950
Jerry D. Moore                 $17,530             $17,530
Richard C. Phares              $17,000             $17,000
Dolan Irvine                   $16,690             $16,690

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of February 1, 2006, relating to the beneficial ownership of the common stock by (a) each person or group known by the company to own beneficially more than 5% of the outstanding common stock; (b) each of the directors of the company; and (c) all directors and executive officers of the company as a group. Ownership includes direct and indirect (beneficial) ownership as defined by SEC rules. Share totals include 500 directors' qualifying shares, which the bank's bylaws require each director to own.

                                           AMOUNT AND NATURE OF
          NAME AND ADDRESS             BENEFICIAL OWNERSHIP (1)(2)   PERCENT OF CLASS
          ----------------             ---------------------------   ----------------
T.J. Bowman                                   1,783 Direct                 1.51%
                                             11,555 Indirect

Roger Champ                                   4,384 Direct                    *
                                              480 Indirect

John E. Glover                                5,919 Direct                 1.55%
                                             7,787 Indirect

Carole H. Hartman                             2,605 Direct                    *

John D. Heavner                               2,400 Direct
                                             1,200 Indirect                   *

Richard Homan                                  600 Direct                  7.97%
P.O. Box 550                               69,900 Indirect (3)
Franklin, WV 26807-0550

William McCoy, Jr.                            14,006 Direct                2.92%
                                             11,855 Indirect

Jerry Moore                                   10,277 Direct                1.16%
                                               27 Indirect

Richard C. Phares                             18,071 Direct                2.04%

William A. Loving, Jr.                         764 Direct                     *
                                              280 Indirect

Dolan Irvine                                  1,282 Direct                    *

All Directors and Executive Officers
As a Group                                       165,175                  18.67%

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days. Shares of common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(2)  Includes qualifying shares of 500 as required by the company's bylaws.

(3) Consists of 33,400 held in the Richard Homan Trust and the Jean Ann Homan Trust of which Mr. Homan is Trustee. Also includes 36,500 shares owned by Captaur Limited Liability Company in which Mr. Homan owns a 50% interest and serves as Member/Manager.

(4)  (*) Less than 1%.

                                    AUDITORS

     S.B. Hoover & Company, LLP was the auditor for 2005 and had declined to stand for reappointment after the completion of the audit of Allegheny's financial statements for the year ended December 31, 2005. S.B. Hoover & Company, LLP, after completion of all 2005 engagements, ceased being a registered independent public accounting firm pursuant to rules adopted by the Public Company Accounting Oversight Board ("PCAOB"). Accordingly, Allegheny engaged Elliott Davis, LLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006. This action was recommended and approved by the Audit Committee of Allegheny's Board of Directors.

     The following fees were paid by Allegheny and the bank to S.B. Hoover, LLP:

                   2005
                 -------
Audit Fees       $27,700
All Other Fees   $ 4,779

     Elliott Davis, LLC, advised Allegheny that no member of that accounting firm has any direct or indirect material interest in Allegheny. A representative of Elliott Davis, LLC, will be present at the Annual Meeting, will have the opportunity to make a statement and will respond to appropriate questions.

     The following fees were rendered by Elliott Davis, LLC to perform an audit of the Company's annual financial statements for the year ended December 31, 2006, and fees for other services rendered by Elliott Davis, LLC during the period:

                       2006
                     -------
Audit Fees           $30,000
Audit Related Fees     7,500
Tax Fees               1,500

     The audit committee has considered whether Elliott Davis, LLC, has maintained its independence during the fiscal year ended December 31, 2006. The audit committee charter requires that the audit committee pre-approve all audit and non-audit services to be provided to the company by the independent accountants; provided, however, that the audit committee may specifically authorize its chairman to pre-approve the provision of any non-audit service to the company. Further, the foregoing pre-approval policies may be waived, with respect to the provision of any non-audit services, consistent with the exceptions for federal securities laws. All of the services described above for which Elliott Davis, LLC, billed the company for the fiscal year ended December 31, 2006, were pre-approved by the company's audit committee. For the fiscal year ended December 31, 2006, the company's audit committee did not waive the pre-approval requirement of any non-audit services to be provided to Allegheny by Elliott Davis, LLC.

                           ANNUAL REPORT ON FORM 10-K

     You may obtain a copy of the Annual Report on Form 10-K, as filed by the bank with the Securities and Exchange Commission, by contacting William A. Loving, Jr., Executive Vice President and Chief Executive Officer, Allegheny Bancshares, Inc., 300 North Main Street, P.O. Box 487, Franklin, West Virginia 26807, (304) 358-2311.

                    SHAREHOLDER COMMUNICATION WITH THE BOARD

     Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable), care of the Corporate Secretary, Allegheny Bancshares, Inc., P.O. Box 487, Franklin, WV 26807. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.

                                OTHER INFORMATION

     If any of the nominees for election as directors is unable to serve due to death or other unexpected occurrence, your proxies will be voted for a substitute nominee or nominees designated by the board of the company, or the board of directors may adopt a resolution to reduce the number of directors to be elected. The board of directors is unaware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying proxy will vote your shares in accordance with the direction of the board of directors.

                         SHAREHOLDER PROPOSALS FOR 2008

     Any shareholder who wishes to have a proposal placed before the 2008 Annual Meeting of Shareholders must submit the proposal to the secretary of the bank, at its executive offices, no later than December 15, 2007 (which is 120 days prior to the 2008Annual Meeting) to have it considered for inclusion in the proxy statement of that Annual Meeting.


                                        ----------------------------------------
                                        William A. Loving, Jr.
                                        Executive Vice President and
                                        Chief Executive Officer

                           ALLEGHENY BANCSHARES, INC.
                              300 NORTH MAIN STREET
                                  P.O. BOX 487
                          FRANKLIN, WEST VIRGINIA 26807
                                 (304) 358-2311

                                      PROXY

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                           BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 16, 2007

     Roger D. Champ, John E. Glover, and Thomas J. Bowman, or any one of them, with full power to act alone and with full power of substitution, are hereby authorized to represent and to vote stock of the undersigned in Allegheny Bancshares, Inc., at the Annual Meeting of Shareholders to be held April 16, 2007, and any adjournment thereof.

                                            FOR   WITHHOLD   FOR ALL
                                            ALL      ALL     EXCEPT*
                                            ---   --------   -------
                                               (Except Nominee(s)
                                                 Written Below)
1.   Election of directors for the terms
     specified in the proxy statement:      [ ]      [ ]       [ ]
     Richard W. Homan
     Jerry D. Moore
     Dolan Irvine

     ____________________________________
     * (Except Nominee(s) written above.)

                                            FOR    AGAINST   ABSTAIN
                                            ---   --------   -------
2.   To transact such other business as
     may properly come before the
     meeting or any adjournments thereof:   [ ]      [ ]       [ ]

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES. EACH SHARE IS ENTITLED TO ONE VOTE PER NOMINEE, UNLESS A SHAREHOLDER REQUESTS CUMULATIVE VOTING FOR DIRECTORS AT LEAST 48 HOURS BEFORE THE MEETING. IF CUMULATIVE VOTING FOR THE ELECTION OF DIRECTORS IS REQUESTED, THE PROXIES, UNLESS OTHERWISE DIRECTED, SHALL HAVE FULL DISCRETION AND AUTHORITY TO CUMULATE THEIR VOTES AND VOTE FOR LESS THAN ALL SUCH NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE

ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

                                        Date:           , 2007
                                              ----------

                                        Number of Persons Who Will Attend the
                                        Luncheon and Annual Meeting on Monday,
                                        April 16, starting at noon:
                                                                    ------------


                                        ----------------------------------------
                                        (Signature of Shareholder)


                                        ----------------------------------------
                                        (Signature of Shareholder)

                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please sign full title.
                                        If more than one trustee, all should
                                        sign. ALL JOINT OWNERS MUST SIGN as
                                        printed on label to your left.

                 PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.